EXHIBIT 23.1



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated April 23, 2001, accompanying the consolidated financial statements included in the annual report of BioSpecifics Technologies Corp. on Form 10-KSB for the year ended January 31, 2001. We hereby consent to the incorporation by reference of said reports in the Registration Statements of BioSpecifics Technologies Corp. on Forms S-8 (File No. 33-95116 effective July 28, 1995).

Grant Thornton LLP


Melville, New York
April 23, 2001